UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2025

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 University Plaza
Suite 100
Hackensack, NJ		07601
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code 201-696-9345

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01	Other Events

On August 1, 2025, Protalix BioTherapeutics, Inc. (the “Company”) announced the dismissal of a claim against the Company and its Board of Directors (the “Board”). On March 10, 2025, plaintiff Kevin Mathew Thomas (“Plaintiff”) filed a Verified Stockholder Class Action Complaint (the “Complaint”) in the Court of Chancery of the State of Delaware against the Company and the members of its Board, captioned Thomas v. Bashan, et al., C.A. No. 2025-0259- PAF (the “Action”). In the Action, Plaintiff alleged that certain provisions in the Amended and Restated Bylaws of Protalix BioTherapeutics, Inc. (as adopted on December 27, 2024, the “Bylaws”) violated the terms of 8 Del. C. §§ 141(k) & 228(a). While the Company and the Board deny completely all of the allegations of wrongdoing in the Complaint, on May 8, 2025, the Board amended the Bylaws. As a result of this amendment of the Bylaws, Plaintiff agreed that his claims were moot, and the Company agreed to pay $160,000 in fees and expenses to Plaintiff’s counsel. On July 23, 2025, the Court entered a Stipulation and Order providing that Plaintiff’s Action would be dismissed with prejudice only as to Plaintiff and the case will be closed. The Court has not passed on the amount of fees and expenses. Plaintiff’s Counsel are Fields Kupka & Shukurov LLP, (212) 231-1500, ATTN: Christopher J. Kupka. Defendants’ Counsel are Mayer Brown LLP, (212) 506-2500, ATTN: Henninger S. Bullock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2025	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Dror Bashan
		Name:	Dror Bashan
		Title:	President and Chief Executive Officer